Exhibit 99.1

Marine Products Corporation Announces Date for
Second Quarter 2011 Financial Results and Conference Call

ATLANTA, July 12, 2011 – Marine Products Corporation (NYSE: MPX) announced today that it will release its financial results for the second quarter ended June 30, 2011 on Wednesday, July 27, 2011 before the market opens.  In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, July 27, 2011 at 8:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (877) 419-6594 or (719) 325-4795 for international callers, and use conference ID#5500464.  For interested individuals unable to join via telephone, the call also will be broadcast and archived for 90 days on the Company's investor Web site at www.marineproductscorp.com.   Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive and inboard pleasure boats; Premiere Sport Yachts; and Robalo sport fishing boats, and continues to diversify its product line through product innovation and is prepared to consider strategic acquisition targets.  With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value.  For more information on Marine Products Corporation visit our Web site at www.marineproductscorp.com.

For information about Marine Products Corporation or this event, please contact:

Ben Palmer
Chief Financial Officer
(404) 321-7910
irdept@marineproductscorp.com

Jim Landers
Vice President, Corporate Finance
(404) 321-2162
jlanders@marineproductscorp.com